Exhibit (j) under Form N-1A
                                             Exhibit 24 under Item 601/ Reg. S-K


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statement of Additional Information, and to the use of our report dated March 15, 2002, in Post-Effective Amendment Number 34 to the Registration Statement (Form N-1A No. 2-75769) of Federated U.S. Government Securities Fund: 2-5 Years.

                                          ERNST & YOUNG LLP

Boston, Massachusetts
March 21, 2002